Exhibit 99.1

Inozyme Pharma Announces $73 Million Underwritten Offering Priced At-the-Market

BOSTON, Mass., April 14, 2022 – Inozyme Pharma, Inc. (Nasdaq: INZY), a clinical-stage rare disease biopharmaceutical company developing novel therapeutics for the treatment of abnormal mineralization, today announced the pricing of an underwritten offering of 16,276,987 shares of its common stock at a price of $3.69 per share and, to certain investors in lieu of common stock, pre-funded warrants to purchase 3,523,013 shares of common stock at a price of $3.6899 per pre-funded warrant, for aggregate gross proceeds of approximately $73 million, before deducting underwriting discounts and commissions and other offering expenses. The purchase price per share of each pre-funded warrant represents the per share public offering price for the common stock, minus the $0.0001 per share exercise price of such pre-funded warrant. All of the securities are being offered by Inozyme. The offering is expected to close on or about April 19, 2022, subject to customary closing conditions.

Jefferies LLC and Cowen and Company, LLC are acting as joint book-running managers for the offering.

A shelf registration statement on Form S-3 (File No. 333-258702) relating to the securities offered in the underwritten offering was filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2021 and declared effective on August 23, 2021. The offering was made only by means of a prospectus supplement and accompanying prospectus that form a part of the registration statement. A final prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained, when available, by contacting: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 821-7388, or by email at prospectus_department@Jefferies.com; or Cowen and Company, LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, by phone at (833) 297-2926, or by email at PostSaleManualRequests@broadridge.com.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy these securities, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Inozyme Pharma, Inc.

Inozyme Pharma, Inc. is a clinical-stage rare disease biopharmaceutical company developing novel therapeutics for the treatment of diseases of abnormal mineralization impacting the vasculature, soft tissue, and skeleton. Through our in-depth understanding of the biological pathways involved in mineralization, we are pursuing the development of therapeutics to address the underlying causes of these debilitating diseases. It is well established that two genes, ENPP1 and ABCC6, play key roles in a critical mineralization pathway and that defects in these genes lead to abnormal mineralization. We are initially focused on developing a novel therapy, INZ-701, to treat the rare genetic diseases of ENPP1 and ABCC6 Deficiencies.

Forward-Looking Statements

Statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the satisfaction of customary closing conditions related to the offering and the expected closing of the offering. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make as a result of various risks and uncertainties, including but not limited to satisfaction of customary closing conditions related to the offering, whether we will be able to conduct, complete and receive results from clinical trials for our product candidates on our expected timelines, or at all, whether our cash resources will be sufficient to fund our foreseeable and unforeseeable operating expenses and capital expenditure requirements on our expected timeline and other important factors discussed in the “Risk Factors” sections contained in our quarterly and annual reports on file with the SEC. The forward-looking statements included in this press release represent our views as of the date hereof and should not be relied upon as representing our views as of any date subsequent to the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so.

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Contacts

Investors:

Inozyme Pharma

Stefan Riley, Director of Investor Relations

stefan.riley@inozyme.com

Media:

SmithSolve

Matt Pera

973-886-9150

matt.pera@smithsolve.com